Exhibit 99.2
Investor Presentation Fall 2025 A Pure-Play Ready-Mix Concrete Platform Supplying the High Growth U.S. Sunbelt

Disclaimer 1 This presentation (including any accompanying oral presentation, this “Presentation”) is being furnished solely to recipients that are “qualified institutional buyers” as defined in Rule 144A of the Securities Act of 1933, as amended (the “Securities Act”), or institutional “accredited investors” (as defined in Rule 506 of Regulation D) by Haymaker Acquisition Corp. 4 (“Haymaker”) and Concrete Partners Holding, LLC (the “Company” and together with Haymaker and the Company’s and its respective affiliates, the “Companies”), solely for informational purposes of considering the opportunity to participate in the proposed private placement of equity securities by Haymaker (the “Potential Offering”) in connection with a potential business combination between Haymaker and the Company (the “Proposed Business Combination” and together with the Potential Offering, the “Proposed Transactions”). By accepting this Presentation, the recipient acknowledges and agrees that all of the information contained herein is confidential, that the recipient will distribute, disclose and use such information only for such purpose and that the recipient shall not distribute, disclose or use such information for any other purpose other than the evaluation of the Potential Transactions. THIS PRESENTATION SHALL NOT CONSTITUTE AN OFFER TO SELL, OR THE SOLICITATION OF AN OFFER TO BUY, OR A RECOMMENDATION TO PURCHASE, ANY SECURITIES IN ANY JURISDICTION, OR THE SOLICITATION OF ANY PROXY, VOTE, CONSENT OR APPROVAL IN ANY JURISDICTION IN CONNECTION WITH THE PROPOSED TRANSACTIONS, NOR SHALL THERE BE ANY OFFER OR SALE OF ANY SECURITIES IN ANY STATE OR OTHER JURISDICTION TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION IN SUCH STATE OR JURISDICTION. ANY SECURITIES OF THE COMPANY TO BE OFFERED IN ANY TRANSACTION CONTEMPLATED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY APPLICABLE STATE OR FOREIGN SECURITIES LAWS. ANY SECURITIES TO BE OFFERED IN ANY TRANSACTION CONTEMPLATED HEREBY HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION (THE “SEC”), ANY STATE SECURITIES COMMISSION, OR OTHER UNITED STATES OR FOREIGN REGULATORY AUTHORITY OR DETERMINED THAT THIS PRESENTATION IS TRUTHFUL AND COMPLETE. SUCH SECURITIES WILL BE OFFERED AND SOLD SOLELY IN RELIANCE ON THE EXEMPTION FROM THE REGISTRATION REQUIREMENTS PROVIDED BY THE SECURITIES ACT AND RULES AND REGULATIONS PROMULGATED THEREUNDER (INCLUDING REGULATION D) OR REGULATION S UNDER THE SECURITIES ACT. Any investment in the Companies is speculative and involves a high degree of risk and uncertainty. Certain statements in this Presentation may constitute “forward-looking statements’’ within the meaning of applicable United States federal securities laws. Forward-looking statements provide current expectations of future events and include any statement that does not directly relate to any historical or current fact. Words such as “anticipates,” “believes,” “expects,” “intends,” “plans,” “projects,” “potential,” “will,” “may,” “continue,” or other similar expressions may identify such forward-looking statements, but the absence of these words does not mean that statement is not forward-looking. Actual results may differ materially from those discussed in forward-looking statements as a result of factors, risks and uncertainties over which Haymaker and the Company have no control. These factors, risks and uncertainties include, but are not limited to, the following : (i) the Company’s business depends on activity within the construction industry and the economic strength of its principal markets, and is subject to economic cycles; (ii) the success of the Company’s business depends, in part, on its ability to execute on its acquisition strategy, to successfully integrate acquired businesses and to retain key employees of acquired businesses; (iii) a significant slowdown or decline in economic conditions, particularly in the southern United States, could adversely impact the Company’s results of operations; (iv) the Company has entered into a non-binding letter of intent to acquire only one business, and the Company’s projections assume that it will be able to successfully negotiate and consummate additional acquisitions, which is not assured; the Company is in discussions with several other potential acquisition targets without letters of intent and such discussions may never result in non-binding letters of intent or binding definitive agreements; (v) the Proposed Transactions may not be consummated in a timely manner or at all; (vi) the Company’s substantial indebtedness could adversely affect its financial condition and prevent the Company from fulfilling its obligations and achieving results consistent with its projections; (vii) within the Company’s local markets, the Company operates in a highly competitive industry; (viii) the Company’s business depends on federal, state and local government spending for public infrastructure construction, and reductions in government funding could adversely affect its results of operations; (ix) the cancellation of a significant number of contracts, the Company’s disqualification from bidding on new contracts and the unpredictable timing of new project opportunities could have a material adverse effect on its business; (x) if the Company is unable to accurately estimate the overall risks, revenues or costs on its projects, it may incur contract losses or achieve lower profits than anticipated; (xi) because the Company’s industry is capital-intensive and the Company has significant fixed and semi-fixed costs, its profitability is sensitive to changes in volume; (xii) inflation and supply chain disruptions have resulted, and may continue to result, in increased costs, some of which the Company may not be able to recoup; (xiii) the Company may lose business to competitors who underbid the Company, and it may be otherwise unable to compete favorably in its highly competitive industry; (xiv) the Company may be unable to obtain or maintain sufficient bonding capacity, which could preclude the Company from bidding on certain projects; (xv) the Company’s business is seasonal and subject to adverse weather and climate conditions, which can adversely impact its business; (xvi) the Company may need to raise additional capital in the future, and it may not be able to do so on favorable terms or at all, which could impair its ability to operate its business or achieve its growth objectives; (xvii) a deterioration in the Company’s credit ratings and/or the state of the capital markets could negatively impact the cost and/or availability of financing; (xviii) the Company uses estimates in accounting for a number of significant items; (xix) design-build contracts subject the Company to the risk of design errors and omissions; (xx) the Company’s continued success requires it to hire, train and retain qualified personnel and subcontractors in a competitive industry; (xxi) failure of the Company’s subcontractors to perform as expected could have a negative impact on the Company’s results; (xxii) the departure of key personnel could affect the Company’s financial results; (xxiii) the Company’s future success depends upon attracting and retaining qualified personnel, particularly in sales and operations; (xxiv) the production of the Company’s products is dependent upon the supply chain for several key inputs; (xxv) the construction services industry is highly schedule-driven, and the Company’s failure to meet the schedule requirements of the Company’s contracts could adversely affect the Company’s reputation and/or expose the Company to financial liability; (xxvi) a failure to obtain or maintain adequate insurance coverage could adversely affect the Company’s results of operations; (xxvii) failure to maintain safe work sites could result in significant losses, which could materially affect the Company’s business and reputation; (xxviii) the Company’s operating results may vary significantly from one reporting period to another and may be adversely affected by the cyclical nature of the markets it serves; (xxix) significant downturn in the construction industry may result in an impairment of the Company’s goodwill; (xxx) the Company depends on third parties for concrete equipment and materials essential to operate its business; (xxxi) the Company uses large amounts of electricity and diesel fuel that are subject to potential reliability issues, supply constraints, and significant price fluctuation, which could affect its financial position, operating results and liquidity; (xxxii) delays or interruptions of the Company’s transportation logistics could affect operating results; (xxxiii) a significant disruption of the Company’s information technology systems may harm the Company’s business; (xxxiv) the Company’s overall profitability is sensitive to price changes and variations in sales volumes; (xxxv) any material nonpayment or nonperformance by any of the Company’s key customers could have a material adverse effect on its results of operations and cash flows; (xxxvi) there are inherent limitations in all control systems, and misstatements due to error or fraud may occur and not be detected; (xxxvii) the Company’s operations are subject to changes in legal requirements and governmental policies; (xxxviii) government contracts generally are subject to a variety of regulations, requirements and statutes, the violation or alleged violation of which could have a material adverse effect on the Company’s business; (xxxix) the

Disclaimer (Cont’d) 2 Company could incur material costs and losses as a result of claims that the Company’s products do not meet regulatory requirements or contractual specifications; (xl) environmental laws and regulations and any changes to, or liabilities arising under, such laws and regulations could have a material adverse effect on the Company’s financial condition, results of operations and liquidity; (xli) the Company’s operations are subject to special hazards that may cause personal injury or property damage, subjecting it to liabilities and possible losses that may not be covered by insurance; (xlii) the Company’s failure to comply with immigration laws could result in significant liabilities, harm the Company’s reputation with its customers and disrupt its operations; (xliii) federal, state and local employment-related laws and regulations could increase the Company’s cost of doing business and subject the Company to fines and lawsuits; (xliv) the Company’s ready-mixed concrete segment's revenue attributable to street, highway and other public works projects could be negatively impacted by a decrease or delay in governmental spending; (xlv) governmental regulations, including environmental regulations, may result in increases in the Company’s operating costs and capital expenditures and decreases in the Company’s earnings; (xlvi) the adoption of new accounting standards may affect the Company’s financial results; (xlvii) the Company’s obligation to fund multi-employer defined benefit plans in which it participates may impact its financial condition, results of operations and cash flows; (xlviii) the dual class structure of New Parent’s (as defined below) common stock will have the effect of concentrating voting power with SunTx and its affiliates, which may depress the market value of the class A common stock and will limit a stockholder or a new investor’s ability to influence the outcome of important transactions, including a change in control, (xlix) the market price, trading volume and marketability of New Parent’s class A common stock may be significantly affected by numerous factors beyond New Parent’s control, (l) because New Parent will be a “controlled company” within the meaning of the Nasdaq listing rules, New Parent’s stockholders may not have certain corporate governance protections that are available to stockholders of companies that are not controlled companies; (li) the outcome of any proceedings that may be instituted against Haymaker or the Company following the announcement of the Proposed Transactions; (lii) the inability to recognize the anticipated benefits of the Proposed Business Combination, which may be affected by, among other things, competition, the ability of the combined company to grow and manage growth profitability and costs related to the Proposed Transaction; and (lii) such other factors as are set forth in the “Risk Factor Summary” in this Presentation, and the other risks and uncertainties described in Haymaker’s periodic public filings with the SEC, including but not limited to those described under the headings “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements” in its Annual Report on Form 10-K for the fiscal year ended December 31, 2024, its subsequent quarterly reports on Form 10-Q and in its other filings made with the SEC from time to time, which are available via the SEC’s website at www.sec.gov, and the Registration Statement on Form S-4 relating to the Proposed Business Combination, which is expected to be filed with the SEC by an affiliate of Haymaker (“New Parent”). Recipients are cautioned not to put undue reliance on forward-looking statements, and none of the Placement Agents (as defined below), the Companies or any of their respective representatives undertake any duty to update these forward-looking statements or the other information contained in this Presentation. None of the Companies nor any of their respective representatives gives any assurance that the Companies will achieve their respective expectations. This Presentation contains projected financial information with respect to New Parent, including, without limitation, the Company’s projected EBITDA and enterprise value for future years. Such projected financial information constitutes forward-looking statements and is for illustrative purposes only, and should not be relied upon as necessarily being indicative of future results. The assumptions and estimates underlying such projected financial information are inherently subject to significant uncertainties and contingencies, many of which are beyond the Companies’ control, and are subject to a wide variety of significant business, economic, competitive and other risks and uncertainties that could cause actual results to differ materially from those contained in the prospective financial information. For example, the Company's trailing EBITDA estimates relate to a hypothetical mix of targets with whom the Company has had management-level discussions but with whom the Company has not yet begun formally negotiating letters of intent or have received or begun detailed review of historical financial or operational information, not specific transactions. While the Company believes it will enter into letters of intent with respect to any combination of the acquisition targets or other acquisition targets in the near future, there can be no guarantee the Company will do so. The pro forma EBITDA estimates for these targets is based upon preliminary information the Company has received with respect to the number of trucks currently operating, the estimated yardage being poured, and the geographic areas in which their services are being performed. There is no guarantee that the Company's pricing assumptions or the preliminary data the Company has received will turn out to be accurate and the Company's estimates are subject to change based on transactions that it actually completes and the diligence it performs on these acquisition targets. Actual results may differ materially from the results contemplated by the projected financial information contained in this Presentation, and the inclusion of such information in this Presentation should not be regarded as a representation by any person that the results reflected in such projections will be achieved. The projected financial information takes into account financial measures of several target companies, only one of which has entered into a non-binding letter of intent with the Company. The financial measures of these several target companies are largely derived from management-level discussions and have not been audited or reviewed by independent accounting firms. Further, these financial measures have not been independently verified by the Company and should be considered estimates by recipients of this Presentation. As a result, recipients of this Presentation are heavily cautioned not to place undue reliance on the Company’s estimates of the target financial measures. Neither Haymaker’s nor the Company’s independent auditors have audited, reviewed, compiled or performed any procedures with respect to the projections for the purpose of their inclusion in this Presentation, and accordingly, did not express an opinion or provide any other form of assurance with respect thereto for the purpose of this Presentation. Some of the financial information and data contained in this Presentation, such as EBITDA, Adjusted EBITDA, Free Cash Flow and Net Debt, have not been prepared in accordance with United States generally accepted accounting principles (“GAAP”). EBITDA is defined as net earnings (loss) before interest expense, income tax expense (benefit), depreciation and amortization. The Company believes these non-GAAP measures of financial results provide useful information to management and investors regarding certain financial and business trends relating to the Company’s financial condition and results of operations. The Company believes that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating projected operating results and trends. The Company’s method of determining these non-GAAP measures may be different from other companies’ methods and, therefore, may not be comparable to those used by other companies and the Company does not recommend the sole use of these non-GAAP measures to assess its financial performance. Management does not consider these non-GAAP measures in isolation or as an alternative to financial measures determined in accordance with GAAP. The principal limitation of these non-GAAP financial measures is that they exclude significant expenses and income that are required by GAAP to be recorded in the Company’s financial statements. In addition, they are subject to inherent limitations as they reflect the exercise of judgments by management about which expense and income are excluded or included in determining these non-GAAP financial measures. In order to compensate for these limitations, management presents non-GAAP financial measures in connection with GAAP results. The Company is unable to address the probable significance of the unavailable information, which could be material to future results. For a detailed breakdown of adjustments and supporting calculations, please refer to the reconciliation summary included in the appendix.

Disclaimer (Cont’d) 3 Neither Haymaker nor the Company makes any representation or warranty, express or implied, as to the accuracy or completeness of this Presentation or any other information (whether written or oral) that has been or will be provided to you. Nothing contained herein or in any other oral or written information provided to you is, nor shall be relied upon as, a promise or representation of any kind by Haymaker or the Company. Without limitation of the foregoing, Haymaker and the Company expressly disclaim any representation regarding any projections concerning future operating results or any other forward-looking statement contained herein or that otherwise has been or will be provided to you. Neither Haymaker nor the Company shall be liable to you or any prospective investor or any other person for any information contained herein or that otherwise has been or will be provided to you, or any action heretofore or hereafter taken or omitted to be taken, in connection with the Potential Transactions. You will be entitled to rely solely on the representations and warranties made to you by Haymaker and New Parent in a definitive written agreement relating to the Potential Offering, when and if executed, and subject to any limitations and restrictions as may be specified in such definitive agreement. No other representations and warranties will have any legal effect. The Companies have retained Jefferies LLC, Robert W. Baird & Co. Incorporated and Roth Capital Partners, LLC as placement agents (together with each of their respective affiliates, partners, directors, agents, employees, representatives and controlling persons, the “Placement Agents”). The Placement Agents are acting solely as placement agents (and, for the avoidance of doubt, not as underwriters, initial purchasers, dealers or any other principal capacity) for the Companies in connection with the Potential Offering. The analyses contained herein have been prepared or adopted by the Company, obtained from public sources or are based upon estimates and projections, and involve numerous and significant subjective determinations, and there is no assurance that such estimates and projections will be realized. The Placement Agents have not independently verified any of the information or analyses contained herein or any other information that has been or will be provided to you, and do not take responsibility for the analyses contained herein, or the basis on which they were prepared. The Placement Agents do not make any representation or warranty, express or implied, as to the accuracy or completeness of this Presentation or any other information (whether written or oral) that has been or will be provided to you. Nothing contained herein or in any other oral or written information provided to you is, nor shall be relied upon as, a promise or representation of any kind by the Placement Agents, whether as to the past, the present or the future. Without limitation of the foregoing, the Placement Agents expressly disclaim any representation regarding any projections concerning future operating results or any other forward-looking statement contained herein or that otherwise has been or will be provided to you. The Placement Agents shall not be liable to you or any prospective investor or any other person for any information contained herein that otherwise has been or will be provided to you, or any action heretofore or hereafter taken or omitted to be taken, in connection with the Potential Transactions. This Presentation does not purport to summarize all of the conditions, risks and other attributes of an investment in the Companies. Information contained herein will be superseded by, and is qualified in its entirety by reference to, any other information that is made available to you in connection with your investigation of the Companies. Each prospective purchaser is invited to meet with a representative of Haymaker and/or the Company and to discuss with, ask questions of and receive answers from, such representative concerning the Company and the terms and conditions of the Potential Transactions. The proposed terms of the Potential Transactions reflected in this Presentation are indicative and non-binding. Any and all terms remain subject to further discussion, negotiation, and change. Haymaker, the Company and the Placement Agents are each free to conduct the process for any transaction as they in each of their sole discretion determine (including, without limitation, negotiating with any prospective investors and entering into an agreement with respect to any transaction without prior notice to you or any other person), and any procedures relating to such transaction may be changed at any time without notice to you or any other person. No safes will be made, no commitments to invest in the Companies will be accepted, and no money is being solicited or will be accepted at this time. Any indication of interest from prospective purchasers in response to this document involves no obligation or commitment of any kind. This Presentation should not be distributed to any person other than the addressee to whom it was initially distributed. The information in this Presentation has not been reviewed by the SEC and certain information, such as the financial measures referenced above, may not comply in certain respects with SEC rules. New Parent and the Companies intend to file a registration statement on Form S-4 (the “Registration Statement”) that will include a proxy statement with respect to Haymaker’s shareholder meeting to vote on the Proposed Business Combination and a prospectus with respect to New Parent’s securities to be issued in connection with the Proposed Business Combination. The Registration Statement is not yet effective. After the Registration Statement is declared effective, Haymaker will mail a definitive proxy statement/prospectus relating to the Proposed Business Combination to its shareholders as of a record date to be established for voting on the Proposed Business Combination. The Companies and New Parent may also file other documents with the SEC regarding the Proposed Business Combination. Shareholders and other interested persons are urged to read these documents and any amendments thereto, as well as any other relevant documents filed with the SEC when they become available because they will contain important information about Haymaker, the Company, New Parent and the Proposed Business Combination. Shareholders will also be able to obtain free copies of the preliminary proxy statement/prospectus, the definitive proxy statement/prospectus and other documents filed with the SEC, once available, without charge, at the SEC’s website located at www.sec.gov, or by directing a request to Haymaker Acquisition Corp. 4, 501 Madison Avenue, Floor 5, New York, NY 10022. Haymaker, the Company, New Parent and their respective directors and executive officers and other persons may be deemed to be participants in the solicitations of proxies from Haymaker’s shareholders in respect of the Proposed Business Combination and the other matters set forth in the Registration Statement. Information regarding Haymaker’s directors and executive officers is available in Haymaker’s Annual Report on Form 10-K for the year ended December 31, 2024, and is available free of charge at the SEC’s website located at www.sec.gov, or by directing a request to Haymaker at the address above. Additional information regarding the participants in the proxy solicitation and a description of their direct and indirect interests by security holdings or otherwise, will be contained in the proxy statement/prospectus relating to the Proposed Business Combination when it becomes available. The Companies own or have rights to various trademarks, service marks and trade names that they use in connection with the operation of their respective businesses. This Presentation may also contain trademarks, service marks, trade names and copyrights of third parties, which are the property of their respective owners. The use or display of third parties’ trademarks, service marks, trade names or products in this Presentation is not intended to, and does not imply, a relationship with any of the Companies, or an endorsement or sponsorship by or of any of the Companies. Solely for convenience, any of the Companies’ trademarks, service marks, trade names and copyrights referred to in this Presentation may appear without the TM, SM, ® or © symbols, but such references are not intended to indicate, in any way, that the Companies will not assert, to the fullest extent under applicable law, their rights or the right of the applicable licensor to these trademarks, service marks, trade names and copyrights.

Today’s Speakers 4 Randall Edgar Chief Executive Officer Tommy Wentroth Chief Financial Officer Andrew Heyer Haymaker Acquisition Corp. 4 Christopher Bradley Haymaker Acquisition Corp. 4 Steven Heyer Haymaker Acquisition Corp. 4 Ned Fleming Founding Partner Mark Matteson Founding Partner Calvin Bocanegra Investment Team

Introduction 6 Key Investment Highlights 13 Financial Overview 26 Valuation Overview 30 Appendix 35 Table of Contents 5

6 Introduction

Suncrete Checks All the Boxes for Haymaker’s Investment Thesis 7 Investment Criteria Scaled, decentralized services and products business Suncrete is a tech-enabled logistics and products platform creating value in a mission critical segment of the construction supply chain, already generating significant cash flow Differentiated market leadership, organic growth and M&A upside Suncrete is the #1 or #2 player(1) in each of its current markets, has a track record of organic growth through strong operations and has a significant, actionable M&A pipeline Public caliber management team Led by a team of industry veterans and an experienced Sponsor with significant public construction materials experience that will be deeply involved in strategy and execution Credible rationale for a SPAC transaction Proceeds will directly support execution of the acquisition-led growth strategy, economic alignment of current shareholders and value of stock as an acquisition currency Differentiation in the public markets Leading operating metrics and profitability, strong balance sheet to support strategy and proven leadership executing the same playbook in an adjacent sector Overview of Haymaker Acquisition Corp. 4 ✓ ✓ ✓ ✓ ✓ $250M SPAC 3 Prior Successful SPACs 40+ Years of Relevant Experience Significant Public Board Experience Supporting Execution Confidence Deep Capital Markets and Transaction Expertise Ability to Drive Value Post-Merger Sponsorship Beyond a Business Combination 1. Based on number of plants in the Tulsa and Northwest Arkansas markets per management estimates.

Estimated Uses ($M) Suncrete Equity Value $325.3 Acquisitions(2) 212.0 Cash to Balance Sheet 98.9 Senior Preferred Equity Repayment 26.0 Debt Rollover 206.0 Warrant Tender(3) 5.8 Est. Fees and Expenses 35.0 Total $909.0 Suncrete / Haymaker Business Combination – Transaction Overview 8 • Existing Suncrete Equityholders will receive Class B shares with 10 votes per share • Haymaker Sponsor will transfer 2.8M sponsor shares, or ~43% of its economics, and 0.4M private placement warrants, or 100% of its private placement warrants, to existing Suncrete Equityholders • Transaction Overview assumes closing of acquisition of target under non-binding LOI for $117 million, estimated to close on October 17, 2025 Estimated Sources ($M) HYAC Cash in Trust at Closing(1) $170.0 PIPE 82.5 Incremental Debt Financing(4) 125.1 Existing Debt 206.0 Suncrete Equity Value 325.3 Total $909.0 Pro Forma Valuation at Closing ($M, except per share data) Assumed Share Price $11.37(6) Pro Forma Shares Outstanding 65.1(7) Pro Forma Equity Market Cap $740.4 Plus: Debt 331.1 Less: Cash (98.9) Pro Forma Enterprise Value $972.6 Enterprise Value / 2026E PF Adj. EBITDA ($130.0M)(4) 7.5x PF Net Debt / 2025E PF Adj. EBITDA ($105.0M)(4) 2.2x Pro Forma Ownership(5) Existing Investors 58% HYAC Investors 23% HYAC Sponsor 6% PIPE Investors 13% $740 Equity Value Note: PIPE and rollover shares issued at $10.00 per share. 1. Assumes approximately 33% redemptions based on estimate of $11.37 in trust per share at the closing of the business combination (based on an assumed closing date of December 22, 2025). 2. Expected use of proceeds is illustrative and based on management estimates. The Company has not entered into any binding agreements for post-transaction acquisitions as of the date hereof. 3. Assumes all public warrants are tendered for $0.50 per warrant. 4. See page 11 for components of 2025E and 2026E PF Adj. EBITDA. Adj. EBITDA is a non-GAAP financial measure. See discussion and reconciliation in the appendix for additional information. PF net debt assumes $206 million debt rollover, $99 million of new acquisition financing related to other future acquisitions being contemplated, and $26 million of new debt related to the Senior Preferred Equity repayment, net Pro Forma cash to the balance sheet of $98.1 million. Note that $125.1 million of new financings is not yet committed. 5. Excludes (i) the impact of 398,800 warrants in private placement units with $11.50 strike price and (ii) the impact of unvested management incentive equity awards. 6. Reflects an assumed share price based on estimated cash in trust at closing of the business combination (based on an assumed closing date of December 22, 2025). The actual trading price at the that time may vary significantly. 7. Represents shares expected to be outstanding at closing and does not reflect shares that may be issued in future acquisitions or unvested shares.

Executive Summary 9 • SunTx Capital Partners (“SunTx”) is excited to partner with Haymaker Acquisition Corp. 4 (“Haymaker”) to bring Concrete Partners Holding, LLC (“Suncrete” or the “Company”) to the public markets • Suncrete is a scalable tech-enabled logistics and products platform operating in a mission critical segment of the construction market → 49 plants, 352 mixer trucks and ~1.9M cubic yards sold per year(1) provide a scaled platform with a playbook for replicable growth → Industry leading profitability results from sophisticated operations; ~86% Cash Conversion(2) and ~23% Adj. EBITDA margin(3) → Operations in the U.S. Sunbelt, benefitting from attractive population, housing and infrastructure tailwinds → Ready-mix is well-positioned for consolidation given fragmented and localized markets with limited acquirors; Company currently has significant, actionable pipeline with ongoing discussions in new and contiguous Sunbelt markets including 1 target under non-binding LOI (~$27M 2026E PF Adj. EBITDA(4)) • Haymaker and SunTx are the right partners to bring Suncrete to the public market → SunTx sponsored the formation, growth and listing of Construction Partners (NASDAQ: ROAD) (“ROAD”), which has delivered ~931% return in public markets (over 5x relative indices)(5,6) → Haymaker is led by a 4-time SPAC sponsor (Including 3 prior successful SPACs) and private equity manager with extensive public board experience for decentralized service models like Suncrete • Compelling business combination with post-close funding capacity to execute robust growth strategy → ~$973 million PF enterprise value, representing 7.5x 2026E PF Adj. EBITDA of $130.0 million(7) → Significant acquisition pipeline and no secondary proceeds to current shareholders → Received equity PIPE commitments of approximately $82.5 million → Use of proceeds intended to acquire ~$47 million of Adj. EBITDA in 2025 & 2026(8) (the initial platform has $78 million of 2026E PF Adj. EBITDA(7,9)) → Transaction contemplates PF net debt / 2025E PF Adj. EBITDA of ~2.2x(7) 1. Inclusive of 19 plants, 115 trucks, and ~0.7M cubic yards sold annually from target under non-binding LOI. Standalone platform consists of 30 plants, 237 trucks, and ~1.2M cubic yards sold annually. 2. Represents 2026E Cash Conversion. Free cash flow = PF Adj. EBITDA less maintenance CapEx. Conversion = FCF / PF Adj. EBITDA. 3. Excludes the pro forma impact of companies projected to be acquired in 2026. Adj. EBITDA margin is a non-GAAP financial measure. See discussion and reconciliation in the appendix for additional information. 4. Adj. EBITDA figure includes management fees and is pro-rated accordingly. 8. Expected use of proceeds is illustrative and based on management estimates. The Company has not entered into any binding agreements for acquisitions of the date hereof. 9. Inclusive of $27M 2026E Adj. EBITDA under non-binding LOI. 5. Represents change in closing price since IPO for ROAD Class A common stock per Capital IQ as of 10/1/2025. 6. Past performance is not an indication as to future results. 7. See page 11 for components of 2025E and 2026E PF Adj. EBITDA. Adj. EBITDA is a non-GAAP financial measure. See discussion and reconciliation in the appendix for additional information. PF net debt assumes $206 million debt rollover, $99 million of new acquisition financing related to other future acquisitions being contemplated, and $26 million of new debt related to the Senior Preferred Equity repayment, net Pro Forma cash to the balance sheet of $98.1 million. Note that $125.1 million of new financings is not yet committed.

$583M 2026E PF Revenue[1]	**$130M** 2026E PF Adj. EBITDA[2,3]
~23% 2026E Adj. EBITDA Margin[3,4] (vs. ~5-20% industry avg.)	**~86%** 2026E Free Cash Flow Conversion[3,5]
$27M PF Adj. EBITDA Currently Under Non-Binding LOI[6]	**~6%** 2026E Organic Revenue Growth
11% Higher Truck Utilization Than Industry Average[7]	**3.0–3.5** Yards Delivered Per Driver Hour
$102M+ PF EBITDA in M&A Pipeline under Active Discussion[8]	**4–6x** Targeted Acquisition Multiple

About Suncrete

Suncrete is a **leading provider of ready-mix concrete** with significant scale and local market leadership anchored in the **attractive & large U.S. Sunbelt market**

Suncrete is a **pure-play products and logistics platform** operating in a **critical junction of the construction value chain**



Raw Materials
Sourcing
Combining
Mixing & Delivery
Construction

Who We Serve

Suncrete is **positioned as a critical partner** to a diversified base of customers and suppliers across attractive **infrastructure, commercial and residential markets**

Sales by End Market[9,10]



27%
73%
Commercial & Infrastructure
Residential

Sales by Supplier[9]



10%
20%
12%
58%
Top Supplier
Top 2-5
Top 6-10
All Others

Sales by Customer[9]



9%
13%
8%
70%
Top Customer
Top 2-5
Top 6-10
All Others

Note: Market share and industry average figures per management estimates.
1. Includes $116 million of revenue under non-binding LOI; $187 and $85 million of revenue from incremental acquisitions projected in 2025 and 2026, respectively.
2. Includes $27 million of EBITDA under non-binding LOI; $36 and $15 million of EBITDA from incremental acquisitions projected in 2025 and 2026, respectively.
3. See page 11 for components of 2026E PF Adj. EBITDA. Adj. EBITDA is a non-GAAP financial measure. See discussion and reconciliation in the appendix for additional information.
4. Excludes the pro forma impact of companies acquired in 2026.
5. Free cash flow = PF Adj. EBITDA less maintenance CapEx. Conversion = FCF / PF Adj. EBITDA.
6. Adj. EBITDA figure includes management fees and is pro-rated accordingly.
7. 11% higher yards per driver hour than industry average per NRMCA benchmarking survey.
8. See footnote 4 on page 11 and the disclaimers in this presentation for additional information regarding the estimates used to calculate PF EBITDA.
9. FY2024. PF for the target under non-binding LOI.
10. Does not include cash sales.

10

Visibility to $130 Million PF Adj. EBITDA in 2026

Strong Organic Growth Engine Supported by Significant, Actionable M&A Opportunity...



Suncrete PF Adj. EBITDA
Suncrete currently has visibility to $102M PF EBITDA[4] through 9 targets in active discussions incremental to the platform under non-binding LOI, driving confidence in ability to meet or exceed 2026 forecast
$54
$20
$34
2023A
$66
$19
$48
2024A
$105
$31
$25
$49
2025E
$130
$15
$36
$27
$51
2026E
5
4
3
2
1
Initial Platform (Adj. EBITDA)
Target Under LOI
Incremental Acquisitions in 2025E
Incremental Acquisitions in 2026E

...Driving Strong Visibility to Pro Forma, Publicly-Traded 2026 Platform

	RMC Plants	Yds Poured p.a.	Mixer Trucks	Rev. Generated	2026E Adj. EBITDA
(1) Initial Acquisition	30	1.3M	237	$196M	**$51M[2]**
+ (2) Target Under Non-Binding LOI	19	0.7M	115	$116M[3]	**$27M[2,3]**
= Initial Platform	49	2.0M	352	$311M	**$78M**
+ (3) (4) Forecasted Implied M&A Whitespace[1]	~30	~1.7M	~239	~$272M	**~$52M**
= (5) **Pro Forma Platform**	**~79**	**~3.7M**	**~591**	**~$583M**	**~$130M**

Strong Initial Platform

- Initial platform (inclusive of target under non-binding LOI) driving strong organic growth of ~6% YoY through conservative volume and average selling price increases
- Leading margin and cash conversion profile with well-defined, actionable operational growth levers for further upside
- Efficient operations with repeatable playbook driving success

Attractive, Scaled Target Under Non-Binding LOI

- Near-term opportunity in contiguous Oklahoma region under non-binding LOI
- Strong, scaled financial and operational profile with ~$25M of 2025E PF Adj. EBITDA expected to grow to ~$27M by 2026E[2,3], 19 strategically located plants and 115 mixer trucks
- Incremental upside through synergies as Suncrete implements operational playbook to improve utilization and margins

Actionable, Near-Term Pipeline

- Current near-term pipeline represents $102M+ PF EBITDA[4] opportunity through identified targets in discussions with compelling strategic benefits

Note: Adj. EBITDA is a non-GAAP financial measure. See discussion and reconciliation in the appendix for additional information.
1. For illustrative purposes only, assuming yards per plant and mixer truck in-line with the initial Suncrete platform in 2026E.
2. Adj. EBITDA figure includes management fees and is pro-rated accordingly.
3. Reflects sellside estimates.
4. Represents trailing PF EBITDA estimates related to a hypothetical mix of targets with whom Suncrete has had management-level discussions but with whom they have not yet begun formally negotiating letters of intent or have received or begun detailed review of historical financial or operational information, not specific transactions. While Suncrete believes they will enter into letters of intent with respect to any combination of the acquisition targets or other acquisition targets in the near future, there can be no guarantee they will do so. The pro forma EBITDA estimates for these targets is based upon preliminary information they have received with respect to the number of trucks currently operating, the estimated yardage being poured, and the geographic areas in which their services are being performed. There is no guarantee that their pricing assumptions or the preliminary data they have received will turn out to be accurate and their estimates are subject to change based on transactions that they actually complete and the diligence they perform on these acquisition targets. See discussion and reconciliation in the appendix for additional information.

11

Experienced Sponsor Applying a Proven Playbook in an Adjacent Market, Cultivated over 20+ Years of ROAD Investment Scalable Platform with Strong Operations & Infrastructure, Management and Considerable Competitive Advantages Critical Commercial Partner with Differentiated Value Proposition to Suppliers and Customers Anchored in Large and Growing U.S. Sunbelt Supported by Strong Infrastructure Tailwinds Key Investment Highlights 12 Acquiror of Choice with Deep, Actionable Pipeline and Well-Defined Value Creation Levers Post-Acquisition Fragmented Market Characteristics Drive Compelling Opportunity for Strategic Consolidation and Benefits of Scale 2 3 4 5 6 1

13 Key Investment Highlights

1 Consolidation Characteristics 2 3 4 5 6

Suncrete

Attractive Market Characteristics Drive Compelling Opportunity…

Relative Market Share Business Model

- ✓ **Concrete can only be delivered in a ~20-mile radius** limiting competition to local geography
- ✓ Well-structured markets with **few scaled competitors serving each local geography**[(1)]



The average target plant has **6 or fewer competitors** within a 30-mile radius

Highly-Fragmented Competitive Landscape

- ✓ Highly-fragmented market characterized by local players, with **~88% operating 5 or fewer plants**
- ✓ **Significant potential for synergies** including procurement, shared resources and demand pooling


UNITED STATES
Suncrete Plants
Pipeline Top-10 Target Plants
Additional Plants

3,000+ plants in Sunbelt owned by **700+** unique producers

Compelling Advantages Over Typical Competitors

- ✓ **Market is served by local, sub-scale players** and unfocused operations of upstream-centric strategics
- ✓ **Typical competitors are not optimized**, lacking professionalized infrastructure and focused strategy

Typical Competitor

- *5 or fewer plants*
- *~5% - 20% EBITDA margin*
- *Unsophisticated pricing policy*
- *Limited modern technology integration*

Target markets typically lack sophisticated competitors creating compelling opportunity

Source: Proprietary management market analysis.
1. Based on management estimates.

14

1 Consolidation Characteristics 2 3 4 5 6

…with Suncrete Well-Positioned to Drive Strategic Consolidation

Suncrete

Uniquely Positioned Through Relationships, Track-Record and Value Proposition

Strong network of synergistic relationships developed through decades of industry experience

Trusted acquiror with preeminent reputation through people-first investment approach

Unique value proposition for owners through flexible approach & proven value creation

Suncrete

Economies of scale
+
Demand aggregation & utilization uplift
+
Shared infrastructure & support
+
Strategic oversight & best practices

Talent acquisition
+
Priority local M&A targets
+
Local market leadership and reputation
+
Added scale & geographic density

Local Platforms

Limited Competition for Acquisition Targets

Sector Largely Overlooked by Private Equity

- Ready-mix concrete historically overlooked by institutional capital
  - → Lack needed operational expertise
  - → Limited local relationships in place which are necessary to develop a strong pipeline
  - → Strong preference from family-owned companies for trusted partners that will do right by their employees
  - → Most institutional private capital does not have the desire (or relationships) to consolidate small industrial materials companies

Strategics Unlikely to Compete for Targets

- Large public strategics do not see ready-mix concrete as a core part of their long-term vision:
  - → Prioritizing shifting towards upstream materials; typically sellers vs. buyers of ready-mix operations
  - → Unfocused operations and underinvestment often drive sub-10% margins
- Regional & local competitors typically lack the capital resources and M&A capabilities to compete for targets
- Lack local market understanding

Management and advisors maintain long-standing local relationships developed through decades of industry experience

We believe small "mom & pop" shops and family-owned businesses view the SunTx team as a trusted owner who will keep their legacy intact

Significant opportunity for value creation and multiple buy-down post-acquisition, further enhancing attractive add-on valuations

Suncrete is often the only credible buyer in target markets for local platforms and strategic divestitures in fragmented landscape

15

Experienced Sponsor Applying a Proven Playbook 16 Note: Trading statistics are from Capital IQ as of 10/1/2025. Note: Best-in-class Heavy Material peers index includes Martin Marietta, Eagle Materials, Vulcan Materials and Summit Materials. 1. Past performance is not an indication as to future results. 2. Represents change in closing price since IPO for ROAD Class A common stock per Capital IQ as of 10/1/2025. Indexed Share Price Performance Since Construction Partners IPO(1) ~152% ROAD ~931% ~159% (50%) 100% 250% 400% 550% 700% 850% 1000% May-18 Jan-19 Oct-19 Jul-20 Apr-21 Jan-22 Oct-22 Jul-23 Apr-24 Jan-25 Oct-25 S&P 500 ROAD Best-in-Class Heavy Materials At IPO (May-2018) Today Market Capitalization ~$600M ~$7.0B TEV / NTM EBITDA ~8x ~18x Established Leadership in Fragmented Sunbelt Markets through Thoughtful M&A Track-Record of Organic Growth across Network of Local Platforms ROAD Production Facilities Added Since IPO $680M $783M $786M $911M $1,302M $1,564M $1,824M $2,794M FY18A FY19A FY20A FY21A FY22A FY23A FY24A FY25E 7% NM 5% 24% 9% 7% 31% Organic Growth Construction Partners Revenue(1) Acquisitions in new and contiguous Sunbelt markets 35+ Player in each local market #1 or #2 Execution Strategy Developed over 20+ Years of Investment & Leadership in an Adjacent Sector with Construction Partners (NASDAQ: ROAD) (2) ’18A – ’25E CAGR: 22% 1 2 Proven Playbook 3 4 5 6

1 2 3 Platform Advantages 4 5 6

Suncrete

Scalable Initial Platform with Strong Operations & Infrastructure…

Scaled, Strategically Located Footprint


OK
AR
Plant Locations
Plant Locations for Target under non-binding LOI
Office Locations
Headquarters (Tulsa, OK)

Well-Invested, Efficient Asset Base





49	~2.0M CY	#1 or #2	352	~617	3.0–3.5
Production Facilities	Annual RMC Production(1)	Position in Current Markets(2)	Mixer Trucks	Employees	Yards Per Driver Hour

Underpinned by Best-in-Class Technology Integration and Operational Best Practices

Technology

Integrated, **tech-enabled platform across the full product lifecycle** from sourcing to delivery

Operations

Professionalized operations with real-time monitoring enabling **leading quality control and on-time delivery**

Sales & Business Development

Strategic approach through targeted array of mix design, integrated CRM and structured pricing policies

Note: Figures inclusive of target under non-binding LOI.
1. 2026E.
2. Based on number of plants in the Tulsa and Northwest Arkansas markets per management estimates.

17

…Led by Proven Industry Veterans and Entrepreneurial Culture… 18 Executive Leadership Deep Bench of Operational Talent 1 2 3 Platform Advantages 4 5 6 Mark Jones President Blake Meeker Vice President Robert Cole Executive Vice President Randall Edgar Chief Executive Officer Tommy Wentroth Chief Financial Officer Suncrete’s Culture is Built on a Foundation of Respect, Integrity and a People-First Approach Which Has Contributed to Their Collective Track Record of Success Integrity Do the right thing, honesty, openness Respect For their employees, customers and community Leadership Lead from the front, motivate, mentor, inspire Accountability Detail-oriented, set the standard, deliver results Develop Acquire the best talent, invest in their future

1 2 3 Platform Advantages 4 5 6

…Driving Significant Advantages over Typical Competitors

	Suncrete	Typical Competitor
Company Scale & Market Leadership	#1 or #2 player in current markets[1] with repeatable strategy to drive relative market leadership in new geographies	Limited; one of many
Supplier Relationships	Price-makers: Entrenched, mutually-beneficial relationships driven by consistent demand & professionalized operations	Price-takers: Significant supplier concentration & purchasing varies significantly depending on competition in local geography
Customer Value Proposition	Leading service levels and typically the only player in local market with ability to perform jobs of any size or complexity	Typically, lower quality & service standards and solely serve residential customers; lack the scale & infrastructure to support unique jobs
Growth Strategy	Buy & build strategy prioritizing structured, growing markets and identifiable synergy opportunities	Local competitors lack growth capital while scaled upstream-centric players have deprioritized ready-mix operations
Operational Infrastructure	Leading corporate infrastructure, sales & business development, tech integration and service levels	Limited professionalized operational support; often limited by lack of ERP / CRM or modern technology integration
Margin Profile	~23% Adj. EBITDA Margin[2]	5% - 20% EBITDA Margin

1. Based on number of plants in the Tulsa and Northwest Arkansas markets per management estimates.
2. 2026E figure that excludes the pro forma impact of any companies that may be acquired in 2026. Adj. EBITDA is a non-GAAP financial measure. See discussion and reconciliation in the appendix for additional information.

19

1 2 3 4 Critical Commercial Partner 5 6

Suncrete

Differentiated Value Proposition to Suppliers and Customers

Value Proposition to Suppliers

Consistent Demand

Predictable demand fosters growth alongside suppliers, enabled by professionalized operations and scale

Critical, Long-Standing Growth Partner

10+ year average relationship with top suppliers supports entrenched operations and strong reputation

Professionalized Logistics & Supply Chain

Streamlined processes with fewer, larger shipments simplifies logistics and reduces operational costs

Suncrete

Differentiated Value Proposition to Customers and Suppliers in Mission-Critical Segment of Construction Value-Chain

Value Proposition to Customers

Dependable Quality

Offers a comprehensive suite of fully customizable solutions with robust quality control

High-Quality Customer Service

Delivering ready-mix on time and on-spec, fostering long-term loyalty

Full Spectrum Project Capabilities

Flexible capabilities to accommodate both small and large-scale projects

Anchor Stone | AM | Ash Grove (A CRH Company) | Buzzi Unicem | Central Plains Cement Company

Roadbuilders & DOTs | *Home Builders* | *Construction Contractors* | *Concrete Pumpers*

20

1 2 3 4 5 Market Tailwinds 6

Attractive Dynamics in Initial Oklahoma and Arkansas Footprint

Suncrete

Strong Momentum in Construction and Infrastructure...

Non-Residential Put-in-place Construction ($M)



Oklahoma
Arkansas
(Covid Impact)
$6,105
$2,257
$3,848
2018
$7,642
$3,345
$4,297
2019
$6,128
$2,820
$3,308
2020
$6,432
$2,553
$3,879
2021
$8,163
$3,634
$4,529
2022
$10,726
$5,833
$4,893
2023

YoY % Change (Combined)	2019	2020	2021	2022	2023
	25.2%	NM	5.0%	26.9%	31.4%

...Driven by Attractive Funding Dynamics and Investment

State DOT Budget

Incremental IIJA Road Funding Through 2026: Oklahoma $4.7B; Arkansas $3.9B



Oklahoma
Arkansas
$4,142
$2,648
$1,494
2018
$4,371
$2,707
$1,664
2019
$4,761
$2,992
$1,769
2020
$4,859
$3,206
$1,653
2021
$4,806
$3,016
$1,790
2022
$5,923
$2,816
$3,107
2023

YoY % Change (Combined)	2019	2020	2021	2022	2023
	5.5%	8.9%	2.1%	NM	23.2%

Primary Counties of Current Operations

Region	Population		Median Income	
	2024	% Growth Since 2005	2023	% Growth Since 2005
Benton, AR	322K	↑ 67%	$93k	↑ 92%
Crawford, AR	62K	↑ 9%	$64k	↑ 82%
Delaware, OK	42K	↑ 7%	$49K	↑ 53%
Mayes, OK	40K	↑ 3%	$59K	↑ 76%
Muskogee, OK	67K	NM	$52K	↑ 66%
Tulsa, OK[1]	1,060K	↑ 20%	$69K	↑ 91%
Oklahoma	**4,095K**	**↑ 15%**	**$67K**	**↑ 79%**
Arkansas	**3,088K**	**↑ 11%**	**$63K**	**↑ 73%**

Strong, resilient economic and population tailwinds in initial platform markets and proven ability to drive growth in often overlooked geographies

Source: U.S. Census Bureau; FRED; Bureau of Economic Analysis; ARBTA; ConstructConnect.
Note: "NM" represents figure <0.
1. Representative of Tulsa metropolitan statistical area ("MSA").

21

Growing U.S. Sunbelt Market Supported by Strong Tailwinds 22 Source: U.S. Census Bureau; FRED; Whitehouse publications. 1. “South” reflective of U.S. South Census Region. 2. Apportionments as of FY 2022-FY 2023 for Federal-Aid Highway and Bridge Programs funds in 2021 Infrastructure Investment and Jobs Act. $ represents estimated apportionments of Federal-Aid Highway Program funds and Bridge Replacement and Repairs funds under the 2021 Infrastructure Investment and Jobs Act. 3. Representative of select semiconductor, solar and EV announced construction projects; projects may be added, changed or altered at any time. ap Over $115 billion of IIJA funding for Sunbelt states $27.9B $4.7B $13.5B $5.0B $7.9B $5.9B $9.3B $3.9B $6.0B $3.6B $6.4B $7.8B $5.3B $2.8B $5.2B Massive Influx in IIJA Infrastructure Investment(2) Onshoring Driving Significant Manufacturing Construction(3) Critical Undersupply of Southern Housing Units Powerful Market Tailwinds (1) Population Growth and Migration Favorable Economic Growth and Business Environment $ Significant Investment in Critical Infrastructure Critical Housing Undersupply Significant Population Growth and Migration(1) 0% 4% 8% 12% 16% '10 '11 '12 '13 '14 '15 '16 '17 '18 '19 '20 '21 '22 '23 South % Population Change U.S. Total % Population Change +13.9% +8.3% South census region +5% greater population growth since 2010 (3,000) (2,000) (1,000) - 1,000 1973 1983 1993 2003 2013 2023 (000s) Cumulative undersupply of ~2.3 million homes $56B $30B $27B $29B $6B $5B $6B $4B $5B $1B $1B $2B <$1B $6B <$1B $6B <$1B <$1B $2B 1 2 3 4 5 Market Tailwinds 6

Acquiror of Choice with Deep, Actionable Pipeline

1 2 3 4 5 6 Acquiror of Choice

Suncrete

Thoughtful Strategic Criteria Drives Highly Actionable Pipeline

- Talented operational management team
- #1 or #2 player in current markets
- Proven track-record and local brand reputation
- Growing Sunbelt market with strong demand outlook
- Rational landscape with minimal M&A price competition
- Identifiable synergies

Near-Term Pipeline of 10 Illustrative Potential Opportunities Representing up to ~$914M of Revenue, All with Compelling Strategic Benefits(3)


47%
5%
By Size
48%
<$50M Revenue
$50M-$100M Revenue
$100M+ Revenue


9%
6%
5%
5%
3%
10%
By State(2)
14%
48%
Texas
Mississippi
Oklahoma
Alabama
Georgia
Louisiana
Arkansas
Florida

Target Under Non-Binding LOI

Opportunity	Market	Est. PF EBITDA(3)	Status	Proprietary Relationship	Auction Process
Target 1	OK	~$19M	Non-Binding LOI	✓	✗
Target 2	TX	~$15M	Discussions	✓	✗
Target 3	TX / LA	~$12M	Discussions	✓	✗
Target 4	TX	~$12M	Discussions	✓	✗
Target 5	TX	~$15M	Discussions	✓	✗
Target 6	AR	~$5M	Discussions	✓	✗
Target 7	GA	~$9M	Discussions	✓	✗
Target 8	MS	~$17M	Discussions	✓	✗
Target 9	FL/AL	~$10M	Discussions	✓	✗
Target 10	AL	~$7M	Discussions	✓	✗
Total		**~$121M**			

1. Based on % of estimated revenue.
2. Represents the percentage of revenue from acquisition targets by primary state served or location of its headquarters.
3. Represents trailing estimates related to (i) a target under non-binding LOI and (ii) a hypothetical mix of targets with whom Suncrete has had management-level discussions but with whom they have not yet begun formally negotiating letters of intent or have received or begun detailed review of historical financial or operational information, not specific transactions. While Suncrete believes they will enter into letters of intent with respect to any combination of the 9 additional acquisition targets or other acquisition targets in the near future, there can be no guarantee they will do so. The pro forma EBITDA estimates for these targets is based upon preliminary information they have received with respect to the number of trucks currently operating, the estimated yardage being poured, and the geographic areas in which their services are being performed. There is no guarantee that their pricing assumptions or the preliminary data they have received will turn out to be accurate and their estimates are subject to change based on transactions that they actually complete and the diligence they perform on these acquisition targets. See discussion and reconciliation in the appendix for additional information.

23

Well-Defined Value Creation Levers Post-Acquisition...

1 2 3 4 5 6 Acquiror of Choice

Suncrete

Well-Defined Value Creation Levers

Utilization & Pricing

- **Optimize dispatch and fleet utilization** to support volume increases driven by **demand aggregation within local market**
- **Disciplined pricing** procedures and controls

Operating Leverage & Supply Chain

- Maximize channel efficiency with **centralized supply chain management** and supply aggregation
- Leverage bulk purchasing power to acquire **lower cost capital** and **faster delivery**, while utilizing local market presence to secure **favorable supplier terms**

Technology & Backoffice Integration

- **Integration of operations-enhancing technology** including live monitoring, central dispatching & scheduling and quality control
- Professionalized backoffice across functional areas including accounting, HR and legal **driving efficiency & reducing cost**

Strategic Support & Best Practices

- **Strategic oversight from management** function supported by regionally aggregated data and continuous employee training
- **Practical application & integration of KPIs** and operational metrics

Thoughtful M&A in Localized Markets Drives Virtuous Cycle

1 *Acquisition drives added scale & geographic density in local market...*

2 *...Further enhancing economies of scale and ability to capture synergies...*


Suncrete

3 *...Improving value proposition to owners and solidifying position as acquiror of choice...*

4 *...Driving advantaged position to pursue additional opportunities in the market*

24

1 2 3 4 5 6 Acquiror of Choice

…That are Driving Meaningful Results: Acquisition of SMG OK Assets

Market Expansion Blueprint: An Integrated and Repeatable Strategy

1 Identify Target

- Management identified SMG as an attractive target through long-standing relationships in the local Tulsa market
- Proprietary knowledge of operations and CRH PLC ("CRH") desire to exit allowed for non-auction sourcing
- Competitive landscape, geographic density and attractive entry economics aligned with Suncrete M&A strategy

2 M&A Execution

- Suncrete acquired SMG's Oklahoma operations from CRH in Jan-24
- Prior to acquisition, Suncrete identified a significant synergy opportunity and integration roadmap for SMG

3 Drive Growth

- Immediate profitability uplift through enhanced cement procurement strategy
- Utilization uplift through implementation of improved dispatch and volume aggregation with existing footprint
- Execution of Suncrete operational playbook, disciplined pricing and professionalized corporate infrastructure

Greater Tulsa, Oklahoma Ready-Mix Market


SMG
Suncrete
Representative Competitors

Attractive Acquisition Economics Resulting in a Run-Rate Purchase Multiple ~1x EBITDA…

($ in Millions)

SMG Assets Illustrative Implied EBITDA Bridge


Increased EBITDA / yard from $4.60 to $38.94(1) assuming efficiency in line with existing Suncrete operations
$1.2(2)
$2.6
$2.9
$6.1
$12.7
2023
Throughput
Pricing
Efficiency
2024

…Through Implementation of a Repeatable Synergy Playbook Driving Growth & Profitability

- Improved truck utilization through improved dispatch and route density
- Demand aggregation with existing platform footprint and customers
- Enhanced procurement strategy and elimination of transfer pricing
- Shared, professionalized corporate infrastructure and backoffice
- Implementation of disciplined, data-driven pricing procedures
- Improved strategic execution and operational best practices

Source: Management estimates; Oklahoma Ready Mixed Concrete Association.

1. Represents Eagle's 2024 Adj. EBITDA per yard.
2. Management estimate.

25

26 Financial Overview

Key Financial Assumptions

Suncrete

Revenue Growth

Organic

- Organic growth in 2025 constitutes year-over-year changes in the initial platform (inclusive of Eagle Redi-mix and Target Under Non-Binding LOI), while 2026 organic growth also encompasses revenue growth for acquired businesses in year 2 of ownership
- Organic revenue growth of ~6% in 2025E and 2026E, primarily driven by:
  - Average initial platform volume growth of 3.9% in 2025E and 2026E
  - Average price growth of 2.3% in 2025E and 2026E, slightly below historical levels but reflecting a stable and conservative outlook

Acquired

- Assumes Suncrete executes acquisitions in 2025, resulting in ~$175 million of additional revenue acquired (inclusive of revenue from Target under Non-Binding LOI)

Expense Summary

COGS

- Raw material costs in the projected period are assumed to increase on a per ton basis in-line with historical trends
  - Target Under Non-Binding LOI is expected to benefit from strategic sand sourcing enhancements in 2025 which will materially benefit the cost per ton of sand

OpEx

- Initial platform operating expenses are assumed to be ~15% of sales in 2025E and 2026E, in-line with historical levels, and are projected to remain approximately stable in terms of % of sales

Acquired

- At acquisition, we assume acquired businesses have a 33% gross margin and an 18% EBITDA margin which we view as industry norms for attractive targets in structured markets, but are not yet optimized to Suncrete standards
  - In year two of Suncrete ownership, we assume volume utilization improvements, procurement benefits and operating leverage enhancements

Free Cash Flow

CapEx

- Initial platform maintenance capex (inclusive of target under non-binding LOI) forecasted to be ~3.2% of revenue on average in 2025E and 2026E, accounting for yearly truck and plant maintenance and net replacement costs for the fleet of mixer trucks
- Growth capex for the initial platform accounts for the costs of new mixer trucks, and based on current fleet age and quality, management views the near-term need to be minimal
- Acquired maintenance and growth capex assumed to be 2.5% and 1.5% of sales, respectively

27

Suncrete has a Compelling Financial Profile and Industry-Leading Profitability

($ in Millions) Organic Acquired

Revenue & Growth[1]



'23A – '26E CAGR: 34.1%
$242
$278
$469
$175
$294
$583
$85
$498
2023PF
2024PF
2025E
2026E
Organic Growth
14.9%
5.8%
6.4%

Gross Profit & Margin[1]



'23A – '26E CAGR: 37.0%
$71
$86
$153
$58
$96
$184
$28
$156
2023PF
2024PF
2025E
2026E
Margin %
29.6%
30.9%
32.7%
31.5%

Adj. EBITDA & Margin[1,3]



'23A – '26E CAGR: 33.8%
$54
$66
$105
$31
$74
$130
$15
$115
2023PF
2024PF
2025E
2026E
Margin %
22.5%
23.8%
22.4%
22.3%

Commentary

Topline Growth

- Impressive initial platform (inclusive of target under non-binding LOI) organic revenue growth in the historical and projected periods, with an organic growth CAGR of ~9% from 2023–2026E
- Meaningful revenue contribution from acquired businesses in 2025E (~37% of sales[2]), with diminishing contribution as time goes on

Margins

- Best-in-class initial platform PF Adj. EBITDA margins of ~25% and ~23% in 2025E and 2026E[4], respectively
- Across the projected period, overall margins modestly compress due to profitability contribution from sub-optimized acquired businesses
- In the first year under Suncrete ownership, we assume no margin improvement at the acquired businesses from synergies with the initial platform
  - There are numerous synergy opportunities including shared services, operational improvements, and procurement benefits, among others, which we envision to occur in year two and beyond under Suncrete ownership

Consistent Performance

- Strong, consistent growth and cash flow generation driven by seasoned management team with demonstrated track record of operational excellence well above industry norms

Source: Quality of Earnings, Company Financials. Adj. EBITDA represents EBITDA adjusted for management fees and transaction expenses.

1. Acquired financials are considered organic following the year in which they are acquired. All acquisitions assumed to be completed on January 1.
2. Target under non-binding LOI is considered part of the initial platform. 37% of sales are assumed to be acquired in addition to target under non-binding LOI.
3. EBITDA is a non-GAAP financial measure. See discussion and reconciliation in the appendix for additional information.
4. Initial platform is inclusive of target under non-binding LOI. Excludes the pro forma impact of companies acquires in 2025 and 2026, respectively.

28

Summary of Capital Expenditures

Historical & Projected CapEx

($ in Millions)



Org. Maintenance
Org. Growth
Acq. Maintenance
Acq. Growth
$12.1
$6
$7
$12.3
$7
$6
$15.3
$3
$0
$4
$8
$22.5
$1
$3
$2
$16
2023PF
2024PF
2025E
2026E

	2023PF	2024PF	2025E	2026E
Main. CapEx as % of Sales	3%	2%	3%	3%
FCF Conv.[1]	88%	91%	88%	86%

Commentary

- Strong, consistent cash flow generation with exceptional free cash flow generation of ~86%+
- On average, total capital expenditures represented ~5% of sales in the historical period for the initial platform
  - Total capex is projected to normalize and stay relatively stable at ~3-4% of revenue in the forecast
- Maintenance capex accounts for ongoing truck maintenance and plant maintenance expenses, which historically have represented ~2-3% of sales
  - Acquired companies assumed to have a similar maintenance capital spend of approximately 2.5% of sales
- Growth capex accounts for the net replacement cost of aging mixer trucks, and varies year-to-year, but on average represented ~2% of sales for the initial platform
  - Acquired growth capex assumed to be ~1.5% of acquired sales

Source: Quality of Earnings, Company Financials.

1. Free cash flow = PF Adj. EBITDA less maintenance CapEx. Conversion = FCF / PF Adj. EBITDA. Adj. EBITDA is a non-GAAP financial measure. See discussion and reconciliation in the appendix for additional information.

29

30 Valuation Overview

Selected Public Companies Benchmarking

	Suncrete	Earnings Compounders	Business Line Peers
Select Companies	Suncrete	Comfort Systems USA; SiteOne Landscape Supply; Quanta	CRH; Knife River; Eagle Materials; Martin Marietta; Vulcan Materials Company
Description	Pure-play ready-mix concrete provider focused on growth in the Sunbelt region	Market-leading industry consolidators	U.S. heavy materials providers
Assessing Comparability		✓ Acquisition-led growth strategy ✓ Similar market leadership ✓ Redefined public valuations in a niche sector ✗ Different products, end-markets & customers	✓ Similar products, end-markets & customers ✓ Similar secular tailwinds ✗ Upstream-focused operations ✗ More competitive M&A dynamics (aggregates) ✗ Broad geographic focus

TEV / 2026E EBITDA



7.5x (2,3)
20.9x
11.9x
Suncrete
Earnings Compounders
Business Line Peers

2026E EBITDA Margin



22.3% (2)
10.3%
31.0%
Suncrete
Earnings Compounders
Business Line Peers

2026E FCF Conversion



86.1% (2,4)
88.6% (1)
64.5% (1)
Suncrete
Earnings Compounders
Business Line Peers

Note: Represents calendar year financials. Selected public companies are based on management's judgment and may not be fully comparable to Suncrete. Suncrete financials are inclusive of the PF impact of the target under non-binding LOI and incremental acquisitions projected in 2025E and 2026E. See discussion and reconciliation in the appendix for additional information.
Source: Capital IQ. Market data as of 10/1/2025.

1. Free cash flow = EBITDA less CapEx. FCF Conversion = FCF / EBITDA.
2. Adj. EBITDA is a non-GAAP financial measure. See discussion and reconciliation in the appendix for additional information.
3. Assumes pro forma TEV of $973M.
4. Free cash flow = PF Adj. EBITDA less maintenance CapEx. Conversion = FCF / PF Adj. EBITDA.

31

22.3% 35.1% 33.8% 31.0% 20.5% 17.0% 14.4% 10.3% 9.3% 2026E EBITDA Margin 2026E FCF Conversion Selected Public Companies Benchmarking | Profitability 32 Median: 10.3% Median: 31.0% Median: 88.6% Median: 64.5% (2,3) Note: Represents calendar year financials. Selected public companies are based on management’s judgment and may not be fully comparable to Suncrete. Suncrete financials are inclusive of the PF impact of the target under non-binding LOI and incremental acquisitions projected in 2025E and 2026E. See discussion and reconciliation in the appendix for additional information. Source: Capital IQ. Market data as of 10/1/2025. 1. Free cash flow = EBITDA less CapEx. FCF Conversion = FCF / EBITDA. 2. Adj. EBITDA is a non-GAAP financial measure. See discussion and reconciliation in the appendix for additional information. 3. Free cash flow = PF Adj. EBITDA less maintenance CapEx. Conversion = FCF / PF Adj. EBITDA. Earnings Compounders Business Line Peers (2) (1) (1) (1) (1) (1) (1) (1) (1) 86.1% 71.6% 71.4% 64.5% 63.2% 41.7% 90.8% 88.6% 81.6%

6.4% 8.5% 7.3% 6.2% 5.2% 3.3% 18.1% 12.8% 10.0% 4.9% 2026E EBITDA Growth 2026E Revenue Growth Selected Public Companies Benchmarking | Growth 33 Median: 10.0% Median: 6.2% Median: 10.8% Median: 10.6% 23.9% Note: Represents calendar year financials. Selected public companies are based on management’s judgment and may not be fully comparable to Suncrete. Suncrete financials are inclusive of the PF impact of the target under non-binding LOI and incremental acquisitions projected in 2025E and 2026E. See discussion and reconciliation in the appendix for additional information. Source: Capital IQ. Market data as of 10/1/2025. 1. Adj. EBITDA is a non-GAAP financial measure. See discussion and reconciliation in the appendix for additional information. Organic Growth Acquired Growth Earnings Compounders Business Line Peers 24.5% (1) 9.3% 15.2% 11.2% 10.6% 7.1% 4.2% 14.6% 14.4% 10.8% 10.2%

TEV / 2026E FCF TEV / 2026E EBITDA Selected Public Companies Benchmarking | Valuation 34 Note: Represents calendar year financials. Selected public companies are based on management’s judgment and may not be fully comparable to Suncrete. Suncrete financials are inclusive of the PF impact of the target under non-binding LOI and incremental acquisitions projected in 2025E and 2026E. See discussion and reconciliation in the appendix for additional information. Source: Capital IQ. Market data as of 10/1/2025. 1. Free cash flow = EBITDA less CapEx. 2. EBITDA is a non-GAAP financial measure. See discussion and reconciliation in the appendix for additional information. 3. Assumes pro forma TEV of $973M. 4. Free cash flow = PF Adj. EBITDA less maintenance CapEx. Median: 20.9x Median: 11.9x Median: 25.2x Median: 23.4x Earnings Compounders Business Line Peers (1) (1) (1) (1) (1) (1) (1) (1) (2,3) (2,3,4) 7.5x 16.8x 16.8x 11.9x 10.5x 9.7x 22.3x 20.9x 14.5x 8.7x 25.2x 23.5x 23.4x 18.8x 15.1x 25.6x 25.2x 16.0x

35 Appendix

Reconciliation of 2023A – 2026E Adjusted EBITDA

	Eagle 2023A	Target Under Non-Binding LOI 2023A	PF Consolidated 2023A	Eagle 2024A	Target Under Non-Binding LOI 2024A	PF Consolidated 2024A	PF Consolidated 2025E	PF Consolidated 2026E
Net Income	**$27.0**[1]	**$15.6**	**$42.5**	**$29.0**[1]	**$13.2**	**$42.2**	**$28.6**	**$20.9**
(+) Interest	0.9	-	0.9	6.1	-	6.1	12.1	14.0
(+) Taxes	-	-	-	-	-	-	8.1	9.3
(+) D&A	6.1	4.8	10.9	11.6	5.3	16.9	22.2	30.9
(+) Management Fees	-	-	-	0.9	-	0.9	2.6	3.2
(+) Transaction Expenses	-	-	-	-	-	-	-	-
Total PF Adj. EBITDA	**$33.9**	**$20.4**	**$54.3**	**$47.5**	**$18.5**	**$66.1**	**$73.5**	**$78.2**
Acquired Net Income							**$11.2**	**$24.2**
(+) Incremental Interest for Acquisitions							5.3	7.9
(+) Acquired Income Taxes							3.0	6.4
(+) Acquired D&A							7.0	10.9
(+) Transaction Expenses							5.0	2.4
Total Acquired PF Adj. EBITDA							**$31.5**[2]	**$51.8**[2]
Total PF Adj. EBITDA	**$33.9**	**$20.4**	**$54.3**	**$47.5**	**$18.5**	**$66.1**	**$105.0**	**$130.0**

1. *Represents internal financial statements. Figures may not match audited financials due to exclusion of certain transaction related expenses.*
2. *Represents Illustrative projected acquisitions on a hypothetical mix which may include targets listed within the near-term acquisition pipeline but is not limited to or based upon any specific targets listed. Pipeline financials are related to trailing EBITDA estimates related to a hypothetical mix of targets with whom Suncrete has had management-level discussions but with whom they have not yet begun formally negotiating letters of intent or have received or begun detailed review of historical financial or operational information, not on specific transactions. While Suncrete believes they will enter into letters of intent with respect to any combination of the acquisition targets or other acquisition targets in the near future, there can be no guarantee they will do so. The pro forma EBITDA estimates for these targets is based upon preliminary information they have received with respect to the number of trucks currently operating, the estimated yardage being poured, and the geographic areas in which their services are being performed. There is no guarantee that their pricing assumptions or the preliminary data they have received will turn out to be accurate and their estimates are subject to change based on transactions that they actually complete and the diligence they perform on these acquisition targets.*

36

Risk Factors 37 Risks Related to Suncrete’s Business and Industry • Our business depends on activity within the construction industry and the economic strength of our principal markets, and is subject to economic cycles. • The success of our business depends, significantly, on our ability to execute on our acquisition strategy, to successfully integrate acquired businesses and to retain key employees of acquired businesses. • We have entered into a non-binding letter of intent to acquire only one business, and our projections assume that we will be able to successfully negotiate and consummate that acquisition and additional acquisitions, which is not assured. We are in discussions with several other potential acquisition targets without letters of intent and such discussions may never result in non-binding letters of intent or binding definitive agreements. • We have identified certain classification errors within our consolidated statements of operations. In previous periods, we recorded certain insurance expenses related to fleet operations in cost of goods sold in our consolidated statements of operations; however, in accordance with the Company's accounting policy, these costs should have been classified within selling, general, and administrative expenses. In addition, certain intercompany elimination entries were incorrectly recorded to selling, general, and administrative rather than cost of goods sold. These misclassifications resulted in an understatement of selling, general, and administrative and overstatement of cost of goods sold, impacting the presentation of gross profit. However, the errors did not affect net income, cash flows, or members' equity for the periods presented. We have issued restated financial statement to correct this presentation. • A significant slowdown or decline in economic conditions, particularly in the southern United States, could adversely impact our results of operations. • The proposed business combination may not be consummated in a timely matter or at all. • Our substantial indebtedness could adversely affect our financial condition and prevent us from fulfilling our obligations and achieving results consistent with our projections. • Within our local markets, we operate in a highly competitive industry. • Our business depends on federal, state and local government spending for public infrastructure construction, and reductions in government funding could adversely affect our results of operations. • The cancellation of a significant number of contracts, our disqualification from bidding on new contracts and the unpredictable timing of new project opportunities could have a material adverse effect on our business. • If we are unable to accurately estimate the overall risks, revenues or costs on our projects, we may incur contract losses or achieve lower profits than anticipated. • Because our industry is capital-intensive and we have significant fixed and semi-fixed costs, our profitability is sensitive to changes in volume. • Inflation and supply chain disruptions have resulted, and may continue to result, in increased costs, some of which we may not be able to recoup. • We may lose business to competitors who underbid us, and we may be otherwise unable to compete favorably in our highly competitive industry. • We may be unable to obtain or maintain sufficient bonding capacity, which could preclude us from bidding on certain projects. • Our business is seasonal and subject to adverse weather and climate conditions, which can adversely impact our business. • We may need to raise additional capital in the future, and we may not be able to do so on favorable terms or at all, which could impair our ability to operate our business or achieve our growth objectives. • We use estimates in accounting for a number of significant items. • Design-build contracts subject us to the risk of design errors and omissions. • Our continued success requires us to hire, train and retain qualified personnel and subcontractors in a competitive industry. • Failure of our subcontractors to perform as expected could have a negative impact on our results. • The departure of key personnel could affect our financial results. • Our future success depends upon attracting and retaining qualified personnel, particularly in sales and operations. • The production of our products is dependent upon the supply chain for several key inputs. • The construction services industry is highly schedule-driven, and our failure to meet the schedule requirements of our contracts could adversely affect our reputation and/or expose us to financial liability. • A failure to obtain or maintain adequate insurance coverage could adversely affect our results of operations. • Failure to maintain safe work sites could result in significant losses, which could materially affect our business and reputation. • Our operating results may vary significantly from one reporting period to another and may be adversely affected by the cyclical nature of the markets we serve. • Significant downturn in the construction industry may result in an impairment of our goodwill. • We depend on third parties for concrete equipment and materials essential to operate our business. • We use large amounts of electricity and diesel fuel that are subject to potential reliability issues, supply constraints, and significant price fluctuation, which could affect our financial position, operating results and liquidity. • Delays or interruptions of our transportation logistics could affect operating results. • A significant disruption of our information technology systems may harm our business. • Our overall profitability is sensitive to price changes and variations in sales volumes. • Any material nonpayment or nonperformance by any of our key customers could have a material adverse effect on our results of operations and cash flows. • There are inherent limitations in all control systems, and misstatements due to error or fraud may occur and not be detected.

Risk Factors (Cont’d) 38 Risks Related to Government Spending, Legislative and Regulatory Risks • Our operations are subject to changes in legal requirements and governmental policies. • Government contracts generally are subject to a variety of regulations, requirements and statutes, the violation or alleged violation of which could have a material adverse effect on our business. • Environmental laws and regulations and any changes to, or liabilities arising under, such laws and regulations could have a material adverse effect on our financial condition, results of operations and liquidity. • Our operations are subject to special hazards that may cause personal injury or property damage, subjecting us to liabilities and possible losses that may not be covered by insurance. • Our failure to comply with immigration laws could result in significant liabilities, harm our reputation with our customers and disrupt our operations. • Federal, state and local employment-related laws and regulations could increase our cost of doing business and subject us to fines and lawsuits. • Our ready-mixed concrete segment's revenue attributable to street, highway and other public works projects could be negatively impacted by a decrease or delay in governmental spending. • Governmental regulations, including environmental regulations, may result in increases in our operating costs and capital expenditures and decreases in our earnings. • We may incur material costs and losses as a result of claims that our products do not meet regulatory requirements or contractual specifications. • The adoption of new accounting standards may affect our financial results. • Our obligation to fund multi-employer defined benefit plans in which we participate may impact our financial condition, results of operations and cash flows. Risks Related to the Ownership of New Parent’s Common Stock • The dual class structure of New Parent’s common stock will have the effect of concentrating voting power with SunTx and its affiliates, which may depress the market value of the class A common stock and will limit a stockholder or a new investor’s ability to influence the outcome of important transactions, including a change in control. • The market price, trading volume and marketability of New Parent’s class A common stock may be significantly affected by numerous factors beyond our control. • Future issuances of equity or debt securities, including issuances of equity securities in connection with New Parent’s acquisition strategy, may adversely affect the value of New Parent’s common stock and dilute its stockholders. • Future sales of class A common stock may affect the market price of New Parent’s class A common stock. • Because New Parent is expected to be a “controlled company” within the meaning of the Nasdaq listing rules, its stockholders may not have certain corporate governance protections that are available to stockholders of companies that are not controlled companies. Risks Related to Haymaker • Subsequent to the consummation of the Proposed Business Combination, New Parent may be required to take write-downs or write-offs, or New Parent may be subject to restructuring, impairment or other charges that could have a significant negative effect on New Parent’s financial condition, results of operations and the price of New Parent’s common stock, which could cause you to lose some or all of your investment. • The Sponsor and Haymaker’s officers and directors have interests in the Proposed Business Combination that are different from or are in addition to other Haymaker shareholders in recommending that Haymaker shareholders vote in favor of approval of the Proposed Business Combination. • The Sponsor holds a significant number of Haymaker ordinary shares and will lose its entire investment in Haymaker if a business combination is not completed. • Because the Sponsor and Haymaker’s executive officers and directors will not be eligible to be reimbursed for their out-of-pocket expenses, to the extent such expenses exceed the amount not required to be retained in the trust account, if a business combination is not completed, a conflict of interest may arise in determining whether a particular business combination target is appropriate for a business combination. • If the Proposed Business Combination’s benefits do not meet the expectations of investors or securities analysts, the market price of Haymaker’s securities or, following the closing of the Proposed Business Combination, New Parent’s securities, may decline. • Haymaker does not have a specified maximum redemption threshold. The absence of such a redemption threshold may make it easier for Haymaker to consummate the Proposed Business Combination even if a substantial majority of Haymaker’s shareholders do not agree. • A substantial majority of Haymaker’s public shareholders may redeem their Haymaker Class A ordinary shares, which will reduce the proceeds available to fund New Parent’s operations following the Proposed Business Combination. • Haymaker is attempting to complete the Proposed Business Combination with a private company about which little information is available, which may result in a business combination that is not as profitable as Haymaker suspected, if at all. • Haymaker is not required to obtain an opinion from an independent investment banking firm or from an independent accounting firm, and consequently, you may have no assurance from an independent source that the price Haymaker is paying for the business is fair to Haymaker from a financial point of view. • The Sponsor may exert a substantial influence on actions requiring a shareholder vote, potentially in a manner that you do not support. • Any warrant tender, the domestication of Haymaker and the Proposed Business Combination may result in adverse U.S. federal income tax consequences for holders of Haymaker Class A ordinary shares and Haymaker public warrants. • The Sponsor and Haymaker’s directors, executive officers, advisors, and their respective affiliates may elect to purchase shares from public shareholders or take other actions, which may influence a vote on the Proposed Business Combination and reduce the public “float” of Haymaker Class A ordinary shares.

Risk Factors (Cont’d) 39 • You will not have any rights or interests in funds from the trust account, except under certain limited circumstances to liquidate your investment, therefore, you may be forced to sell your Haymaker Class A ordinary shares potentially at a loss. • Haymaker may not be able to complete its initial Proposed Business Combination by the date by which it is required to consummate a business combination pursuant to Haymaker’s amended and restated memorandum and articles of association (the “business combination deadline”), in which case Haymaker would cease all operations except for the purpose of winding up and Haymaker would redeem its public shares and liquidate, in which case Haymaker’s public shareholders may only receive $10.10 per share of Haymaker Class A common stock, or less than such amount in certain circumstances, and Haymaker’s existing warrants will expire worthless. • If the Proposed Business Combination is not completed, potential target businesses may have leverage over Haymaker in negotiating a business combination and Haymaker’s ability to conduct due diligence on a business combination as it approaches its dissolution deadline may decrease, which could undermine Haymaker’s ability to complete a business combination on terms that would produce value for Haymaker’s shareholders. • Because of Haymaker’s limited resources and the significant competition for business combination opportunities, if the Proposed Business Combination is not completed, it may be more difficult for Haymaker to complete an initial business combination. In addition, resources could be wasted in researching acquisitions that are not completed, which could materially adversely affect subsequent attempts to locate and acquire or merge with another business. If Haymaker is unable to complete an initial business combination by the business combination deadline, Haymaker’s public shareholders may receive only approximately $10.10 per share, on the liquidation of the trust account (or less than $10.10 per share in certain circumstances), and the Haymaker warrants will expire worthless. • The exercise of discretion by Haymaker’s directors and officers in agreeing to changes to the terms of, or waivers of closing conditions in, the Business Combination Agreement may result in a conflict of interest when determining whether such changes to the terms of the Business Combination Agreement or waivers of conditions are appropriate and in the best interests of the public shareholders of Haymaker. • If third parties bring claims against Haymaker, the proceeds held in the trust account could be reduced and the per-share redemption amount received by shareholders may be less than $10.10 per share. • Haymaker’s directors may decide not to enforce the indemnification obligations of the Sponsor, resulting in a reduction in the amount of funds in the trust account available for distribution to public shareholders of Haymaker. • If, before distributing the proceeds in the trust account to its public shareholders, Haymaker files a bankruptcy petition or an involuntary bankruptcy petition is filed against Haymaker that is not dismissed, the claims of creditors in such proceeding may have priority over the claims of Haymaker’s shareholders and the per-share amount that would otherwise be received by Haymaker’s shareholders in connection with Haymaker’s liquidation may be reduced. • Haymaker’s shareholders may be held liable for claims by third parties against Haymaker to the extent of distributions received by them upon redemption of their shares. • If, after Haymaker distributes the proceeds in the trust account to its public shareholders, Haymaker files a bankruptcy petition or an involuntary bankruptcy petition is filed against Haymaker that is not dismissed, a bankruptcy court may seek to recover such proceeds, and the members of Haymaker’s board of directors may be viewed as having breached their fiduciary duties to Haymaker’s creditors, thereby exposing the members of Haymaker’s board of directors and Haymaker to claims of punitive damages. • Haymaker shareholders may have limited remedies if their shares suffer a reduction in value following the Proposed Business Combination. Risks Related to Redemption • If you or a “group” of shareholders of which you are a part are deemed to hold an aggregate of more than 15% of the Haymaker ordinary shares issued in Haymaker’s initial public offering, you (or, if a member of such a group, all of the members of such group in the aggregate) will lose the ability to redeem all such shares in excess of 15% of the Haymaker ordinary shares issued in the initial public offering. • A shareholder’s decision whether to redeem its shares for a pro rata portion of the trust account may not put the shareholder in a better future economic position. • Shareholders of Haymaker who wish to redeem their shares for a pro rata portion of the trust account must comply with specific requirements for redemption, which may make it difficult for them to exercise their redemption rights prior to the redemption deadline. If shareholders fail to comply with the redemption requirements specified in the proxy statement/prospectus to be filed by New Parent in connection with the Proposed Business Combination, they will not be entitled to redeem their Haymaker Class A ordinary shares for a pro rata portion of the funds held in the trust account. • Haymaker may be able to complete the Proposed Business Combination even if a substantial majority of Haymaker’s shareholders do not agree with it. • If Haymaker redeems its common stock at any time as a U.S. company, then it may, potentially, be subject to a 1% U.S. federal excise tax. If a Haymaker public shareholder fails to receive notice of Haymaker’s offer to redeem its public shares in connection with the Proposed Business Combination, or fails to comply with the procedures for tendering its shares, such shares may not be redeemed.